UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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POLYMER GROUP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POLYMER GROUP, INC.
NOTICE OF 2006 ANNUAL MEETING
AND PROXY STATEMENT

4055 Faber Place Drive, Suite 201
North Charleston, South Carolina 29405

April 21, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 annual meeting (the “Annual Meeting”) of stockholders of Polymer Group, Inc. (“PGI”) to be held on May 23, 2006, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina.

The Notice of Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, I urge you to vote, sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you plan to attend the Annual Meeting. Signing the enclosed Proxy will not prevent you from voting in person if you attend the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

We hope that you can attend the Annual Meeting. We appreciate your interest in and support of PGI.

Sincerely,
/s/ JAMES L. SCHAEFFER
James L. Schaeffer Chief Executive Officer

POLYMER GROUP, INC.
4055 Faber Place Drive, Suite 201
North Charleston, South Carolina 29405

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2006

To the Stockholders of Polymer Group, Inc.:

The 2006 annual meeting (the “Annual Meeting”) of the stockholders of Polymer Group, Inc. will be held on May 23, 2006, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, to consider and take action with respect to the following matters:

1.                the election of nine directors for one-year terms or until their successors are duly elected and qualified;

2.                the approval of the Polymer Group, Inc. 2005 Employee Restricted Stock Plan; and

3.                the transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, to assure your shares are represented at the Annual Meeting, please date, execute, and promptly mail the enclosed Proxy in the envelope provided, for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,
/s/ DANIEL L. RIKARD
Daniel L. Rikard Secretary

North Charleston, South Carolina
April 21, 2006

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

POLYMER GROUP, INC.
4055 Faber Place Drive, Suite 201
North Charleston, South Carolina 29405

PROXY STATEMENT

FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2006

This Proxy Statement is being provided to the stockholders of Polymer Group, Inc. (“PGI,” “we,” or the “Company”) in connection with the solicitation of proxies by PGI’s Board of Directors (the “Board of Directors” or the “Board”) for the 2006 annual meeting of stockholders (the “Annual Meeting”) to be held on May 23, 2006, at 10:00 a.m., local time, at the Charlotte City Club, 121 West Trade Street, Suite 3100, Charlotte, North Carolina, and at any adjournments thereof. This Proxy Statement and the enclosed Proxy are first being sent or given to stockholders on or about April 21, 2006. The Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments thereof.

When you sign and return the enclosed Proxy, the shares represented thereby will be voted in accordance with the directions noted thereon. If no direction is indicated, the shares represented thereby will be voted FOR the slate of directors described herein, FOR the approval of the Polymer Group, Inc. 2005 Employee Restricted Stock Plan and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in the discretion of the proxy holders.

Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of the Company prior to the Annual Meeting or by submission of a later-dated proxy that is received prior to the Annual Meeting.

The Company has five authorized classes of common stock consisting of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, each of which classes have a par value of $.01 per share and are collectively referred to as the “Common Stock.” Each outstanding share of Common Stock entitles the holder thereof to one vote. Holders are not entitled to vote fractional shares. On March 31, 2006, the record date, there were a total of 19,330,947 shares of Common Stock outstanding, consisting of 19,153,079 shares of Class A Common Stock, 153,549 shares of Class B Common Stock and 24,319 shares of Class C Common Stock. There are currently no shares of Class D Common Stock or Class E Common Stock outstanding.

In addition, the Company has the authority to issue preferred stock, par value $.01 per share (“Preferred Stock”) from time to time and in one or more series. On April 23, 2004, the Board of Directors, pursuant to the authority expressly granted to it by the Certificate of Incorporation, constituted all authorized shares of Preferred Stock as “16% Series A Convertible Pay-in-Kind Preferred Stock” (the “Series A PIK Preferred”). Effective September 15, 2005, all outstanding Series A PIK Preferred shares were either redeemed by the Company or converted into shares of Class A Common Stock. Therefore, as of the record date, there were no shares of Series A PIK Preferred outstanding.

The presence in person or by proxy of the holders of a majority of the Common Stock outstanding shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (otherwise known as a “broker non-vote”), such shares will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum. However, broker non-vote shares will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight directors. Each of the nominees except Mr. Charles E. Volpe is now a member of the Board of Directors and was elected at the 2005 annual meeting of stockholders of Polymer Group, Inc., for which proxies were solicited. Each director will serve a one-year term or until his successor is duly elected and qualified or until his death, resignation or removal in accordance with the Company’s Amended and Restated By-Laws. The Board of Directors expects all nominees named herein to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors. There is currently one vacancy on the Board and the Board of Directors has nominated Mr. Volpe to fill that vacancy.

Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

The Board of Directors recommends a vote “FOR” the election of Mr. Pedro Arias, Mr. Ramon Betolaza, Mr. Lap Wai Chan, Mr. William Hewitt, Mr. Eugene Linden, Mr. James Ovenden, Mr. James Schaeffer, Mr. Charles E. Volpe and Mr. Michael Watzky to the Board. See “Management—Nominees for Director” for information with respect to each of the foregoing nominees for director.

PROPOSAL 2

POLYMER GROUP, INC.
2005 EMPLOYEE RESTRICTED STOCK PLAN

The Board of Directors approved and adopted the Polymer Group, Inc. 2005 Employee Restricted Stock Plan (the “Plan”), subject to stockholder approval, on December 20, 2005. The Plan provides for grants of restricted stock only. Employees of the Company or its subsidiaries are eligible to participate in the Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing these individuals with incentives to maximize stockholder value and contribute to the success of the Company. The Plan, if approved at the Annual Meeting, will replace the Polymer Group, Inc. 2005 Stock Option Plan (the “2005 Option Plan”), which is expected to be terminated subsequent to the approval of the Plan. No grants have been made under the 2005 Option Plan.

Except as otherwise determined by the Board in its discretion, the Compensation Committee of our Board of Directors will administer the Plan. Grants will be awarded under the Plan entirely in the discretion of the Compensation Committee. As a result, we are unable to determine at this time the future recipients, amounts and values of future benefits to be received under the Plan.

The following is a summary of the material terms of the Plan, but does not include all of the provisions of the Plan. For further information, we refer you to the Plan, a copy of which is attached as Annex I to this Proxy Statement.

Summary of Material Terms of the Plan

Eligibility.   Officers and employees of the Company and its subsidiaries are eligible to receive grants of restricted stock under the Plan. As of December 31, 2005, the Company had approximately 3,331 employees. In each case, the Compensation Committee will select the actual grantees.

Restricted Stock Grants.   Under the terms of the Plan, the Compensation Committee may award grants of up to 482,000 shares of restricted Class A Common Stock (“Restricted Stock”) in the aggregate. However, the Plan requires approval from the Board, in addition to the approval from the Compensation Committee, for any grants under the Plan that would cause the total number of shares of Restricted Stock outstanding under the Plan to exceed 384,000 shares. The Compensation Committee may at any time and from time to time grant shares of Restricted Stock to eligible employees under the Plan and in such amounts as the Compensation Committee determines. In addition, grantees will be required to pay the Company the aggregate par value of any shares of Restricted Stock (or such larger amount as our Board of Directors may determine to constitute capital under Section 154 of the Delaware General Corporation Law) within ten days of the date of grant, unless such shares of Restricted Stock are treasury shares.

Restrictions.   Each grant of restricted stock shall specify the applicable restrictions on such shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares of restricted stock that are part of the grant. Determinations made by the Compensation Committee under the Plan need not be uniform and may be made selectively among eligible employees under the Plan, whether or not such employees are similarly situated.

Withholding Taxes.   The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares of Restricted Stock issued thereunder, that the grantee make provision for the payment to the Company of federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of such shares. Unless the Compensation Committee determines otherwise, the grantee may elect to deliver shares of Class A Common Stock to satisfy the Company’s withholding obligations in connection with any such grant.

Transferability of All Awards.   Unless the Compensation Committee determines otherwise, no shares of Restricted Stock granted under the Plan shall be transferable by a grantee prior to the date the restrictions on such shares lapse, other than by will or the laws of descent and distribution. In addition, shares of Restricted Stock may be transferred to any family members by a qualified domestic relations order as defined by the U.S. Internal Revenue Code of 1986, as amended (the “Code”), subject to limitations in the grant agreement.

Change of Control.   Except as otherwise provided by the Compensation Committee, immediately prior to the consummation of a change in control (as defined in the Plan) of the Company, or at such time as a grantee ceases to be an employee of the Company and its subsidiaries due to death or disability during any period of restriction, all restrictions on shares of Restricted Stock granted under the Plan to such grantees shall lapse.

Amendment and Termination of the Plan.   The Board of Directors or the Compensation Committee may amend or terminate the Plan without approval of the Company’s stockholders unless such approval is required by applicable law or regulations. No amendment of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Restricted Stock made under the Plan.

Certain Federal Income Tax Consequences of the Plan

The following is a brief summary of the federal income tax consequences that generally apply with respect to awards of Restricted Stock that may be granted under the Plan. This summary is based on the Code and other current laws and regulations that are currently in effect but may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to the Company under certain circumstances. As such, grantees should consult their personal tax advisors with respect to the tax consequences associated with grants of Restricted Stock under the Plan. Moreover, the following summary relates only to grantees’ federal income tax treatment under the Code, and the state, local and foreign tax consequences may be substantially different.

Restricted Stock.   There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of a Restricted Stock award. The recipient normally will recognize ordinary income when shares of the Restricted Stock vest (which means that the shares are no longer subject to a substantial risk of forfeiture) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the Restricted Stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of Restricted Stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the Restricted Stock) and the Company generally will be entitled to a corresponding tax deduction (subject to Section 162(m) limitations, as described below). If the recipient subsequently disposes of the shares of Restricted Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Restricted Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Section 162(m).   Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other most highly compensated officers) to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. If the Plan is approved by the Company’s stockholders, the Company intends that Restricted Stock awards designated as performance awards granted to covered employees generally should qualify as “performance-based” compensation that will not be subject to the Section 162(m) deduction limit. Stockholder approval of the Plan is required for grants of Restricted Stock made under the Plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Code.

The following table provides certain information as of March 31, 2006 with respect to our equity compensation plans:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	400,000	$6.00	200,000
Equity compensation plans not approved by security holders	—	—	200,000
Total	400,000	$6.00	200,000

Vote Required

In order to be approved, the adoption of the Plan must receive the affirmative vote of a majority of the shares entitled to vote represented in person or by proxy at the meeting. The Board of Directors recommends a vote “FOR” the approval of the adoption of the Polymer Group, Inc. 2005 Employee Restricted Stock Plan.

OTHER BUSINESS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

MANAGEMENT

The following sets forth information as to each nominee for director and each executive officer of the Company, as of March 31, 2006, including age, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Messrs. Arias, Betolaza, Chan, Hewitt and Watzky have been designated by MatlinPatterson Global Opportunities Partners pursuant to the Shareholders Agreement currently in effect. See “Certain Relationships and Related Transaction—Shareholders Agreement” for more information regarding the Shareholders Agreement.

Nominees for Director

William B. Hewitt, 67, has served as a director since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Mr. Hewitt is Chairman of the Board of Global Vantedge, a credit and receivables management firm and has been associated with Global Vantedge since November 2002. The Company and Mr. Hewitt entered into an agreement for consulting services effective December 9, 2004, which was terminated by mutual agreement effective December 31, 2005. See “Certain Relationships and Related Transactions” for further information with respect to the consulting agreement.

Pedro A. Arias, 63, has served as a director since March 5, 2003. Mr. Arias has served as polymers strategy and planning manager for Occidental Petroleum. He has also been active in researching related polymer fields and been published in publications of universities and industrial organizations. Mr. Arias presently is an independent polymers consultant member of Interconsul and adviser to the OECD Chemical Division, IPCS (WHO) and EU—RTD Directorate.

Ramon Betolaza, 36, has served as a director since March 5, 2003. Mr. Betolaza presently is a Partner in MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Betolaza was a Director at Credit Suisse First Boston (Europe) Ltd.

Lap Wai Chan, 39, has served as a director since March 5, 2003. Mr. Chan presently is a Managing Partner of MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Chan was a Managing Director at Credit Suisse First Boston H.K. Ltd. Mr. Chan has extensive investment experience in Asia, Latin America, North America and Oceana.

Eugene Linden, 59, has served as a director since March 5, 2003. As of March 15, 2005, Mr. Linden is a vice president and chief investment strategist for Bennett Management Corp. Mr. Linden is also an author and social critic who has written widely on a number of subjects including finance and markets. He previously served as a board member of Golden Books and then as Chairman, Chief Executive Officer and President of GB Liquidation Holdings, Inc.

James A. Ovenden, 43, has served as a director since March 5, 2003. Mr. Ovenden is presently the Chief Financial Officer of OTO Development, Inc. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden was previously the principal consultant with CFO Solutions of SC, LLC, a financial consulting services business. Prior to CFO Solutions, Mr. Ovenden was employed by CMI Industries, a manufacturer of textile products, from 1987 until 2002 and served on the board as well as in the role of Chief Financial Officer and Executive Vice President of that company from 1993 to 2002.

James L. Schaeffer, 55, has served as a director since December 20, 2004 and as Chief Executive Officer of the Company since March 11, 2003. Prior to that, Mr. Schaeffer served as Executive Vice President of the Company and President and Chief Operating Officer, Nonwovens since August 1999. Mr. Schaeffer also served in various other positions since he joined the Company in 1992. Prior to joining the Company, Mr. Schaeffer served as General Manager for Scott Nonwovens at the Landisville facility.

Charles E. Volpe, 68, has been nominated by the Board to fill the current vacancy on the Board of Directors. Mr. Volpe is the retired President and Chief Operating Officer of KEMET Corporation. He currently serves as a director of KEMET Corporation.

Michael Watzky, 44, has served as a director since March 5, 2003. Mr. Watzky presently is a Partner in MatlinPatterson Global Advisers LLC and has served in that capacity since its inception in July 2002. Prior to that, Mr. Watzky was a Director at Credit Suisse First Boston H.K. Ltd. Mr. Watzky has 16 years of experience with investments in North America, Latin America, Europe and Asia.

Executive Officers

Name	Age	Office	Period Held
James L. Schaeffer	55	Chief Executive Officer Executive Vice President, President and Chief Operating Officer, Nonwovens	2003 - present 1999 - 2003
Willis C. Moore III	53	Vice President & Chief Financial Officer Executive Vice President & Chief Financial Officer of Unifi, Inc.	2003 - present 1994 - 2003
Rolf J. Altdorf	52	Vice President & Managing Director, Europe	1998 - present
Jay Cheng	46	Vice President & General Manager, China President of Praxair (China) Investment Co. Ltd. Managing Director of GE Hydro Asia Co. Ltd.	2004 - present 2003 - 2004 2001 - 2003
Thomas Dort	43	Vice President & General Manager, FabPro Vice President, Development and Commercialization	2003 - present 2001 - 2003
Fernando Espinosa	62	Vice President & General Manager, Latin America	1994 - present
Michael W. Hale	56	Vice President & General Manager, U.S. Nonwovens Vice President, Product Supply	2003 - present 2001 - 2003
William Spencer	58	Vice President & General Manager, Canada Vice President of Operations, Europe	2005 - present 1998 - 2005
Richard L. Ferencz	61	Vice President, Engineering & Development Vice President, Asia Business Development	2004 - present 2000 - 2004
Dennis Norman	31	Vice President, Strategic Planning & Communication Manager, Investor Relations & Business Planning	2003 - present 2001 - 2003
Daniel L. Rikard	39	Vice President, General Counsel & Secretary Vice President, General Counsel & Secretary of Cendian Corporation	2004 - present 2001 - 2004
Bruce Rockenfield	54	Vice President, Human Resources Vice President, Human Resources of Harnischfeger Corporation	2004 - present 1996 - 2003
James Snyder	56	Vice President, Global Purchasing Vice President, Engineering	2003 - present 2000 - 2003
Dale Tyson	55	Vice President, Corporate Controller Vice President of Finance, Nonwovens	2003 - present 2001 - 2003

Officers are not elected for a fixed term of office but are removable at the discretion of the Board of Directors.

There are no family relationships among the foregoing persons.

Messrs. Espinosa and Schaeffer were executive officers of the Company on May 11, 2002 when the Company filed a petition under Chapter 11 of the federal bankruptcy laws.

Information About the Board of Directors

The Board of Directors held eleven meetings (exclusive of committee meetings and update teleconferences) during the preceding fiscal year. The Board of Directors has established a Compensation Committee, an Audit Committee, a Purchasing Committee and a Restricted Stock Committee, the functions and current members of which are noted below. Each member of the Board of Directors during the preceding fiscal year attended 75% or more of the meetings held during the preceding fiscal year by the Board of Directors and any committees on which such director served. The Company encourages its directors to attend the annual meeting of stockholders. Seven directors attended the Company’s 2005 annual meeting of stockholders.

Compensation Committee.   The Compensation Committee of the Board of Directors currently consists of Messrs. Linden (Chairman), Arias and Hewitt. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company. The Compensation Committee met two times during the preceding fiscal year.

Audit Committee.   The Audit Committee of the Board of Directors currently consists of Messrs. Ovenden (Chairman), Hewitt and Linden. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments and reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors. The Audit Committee held twelve meetings during the preceding fiscal year. The Board has determined that Mr. Ovenden is the “audit committee financial expert” serving on the Audit Committee within the meaning of the SEC rules and regulations. Except for Mr. Hewitt, all members of the Audit Committee are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and New York Stock Exchange (“NYSE”) listing standards. On December 20, 2005, the Board of Directors amended the written charter of the Audit Committee. A copy of the amended charter is attached as Annex II to this Proxy Statement.

Purchasing Committee.   Mr. Arias is currently the chairman and sole member of the Purchasing Committee. The Purchasing Committee was established to assist and advise management of the Company regarding purchases of raw materials with the Company’s suppliers, in light of the critical importance to the Company’s profitability resulting from raw material pricing and availability.

Restricted Stock Committee.   The Restricted Stock Committee currently consists of Messrs. Betolaza, Chan and Watzky. The Restricted Stock Committee was established to make decisions under the Company’s 2004 Restricted Stock Plan, which allows for grants of restricted stock to directors of the Company. The Restricted Stock Committee met one time during the preceding fiscal year.

Nominations.   The Company does not have a nominating committee. In light of the substantial stock ownership position of MatlinPatterson Global Opportunities Partners and the Shareholders Agreement currently in effect, the Company does not believe that a separate nominating committee is currently necessary. See “Certain Relationships and Related Transaction—Shareholders Agreement” for more information regarding the Shareholders Agreement. In the interim, all current directors will take part, as necessary, in selecting any required nominees. The Board currently considers candidates for Board membership suggested by its members. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing and include such supporting material the stockholder considers appropriate in compliance with the Company’s By-Laws. The Board will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations and consistent with the restrictions of the Shareholders Agreement.

Once the Board has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Board with the recommendation of the prospective candidate, as well as the Board’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Board determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Board. The Board then evaluates the prospective nominee against certain standards and qualifications, including:

•       the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•       the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•       the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•       the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•       the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees and customers.

The Board also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Board determines the nominees.

Director Independence.   The Board undertook its annual review of director independence in April 2006. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that, of the directors nominated for election at the annual meeting, Messrs. Arias, Linden, Ovenden and Volpe are independent of the Company and its management within the meaning of the rules and regulations of the SEC and NYSE. Messrs. Betolaza, Chan and Watzky are considered non-independent outside directors because of their affiliation with MatlinPatterson Global Advisers LLC, an affiliate of the Company’s controlling stockholder. Mr. Hewitt became non-independent in 2004 due to his consulting agreement with the Company, which was terminated effective December 31, 2005. Mr. Schaeffer lacks independence because he is an executive officer of the Company.

Compensation of Directors

Management directors and affiliates of MatlinPatterson Global Advisers LLC are not entitled to receive any fees for their service on the Board of Directors. All other directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. In addition, such other directors receive a yearly fee of $60,000, $1,000 for each Board of Directors meeting attended, and $500 for each Committee meeting attended. At least $10,000 of the yearly fee will be payable in shares of the Company’s Class A Common Stock pursuant to the 2004 Restricted Stock Plan. As Chairman of the Board, Mr. Hewitt receives an additional yearly fee of $20,000. The chairman of each of the Audit, Purchasing and Compensation Committees receives a yearly fee of $20,000, $10,000 and $10,000, respectively, for serving in such capacity.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with the chairman or with the directors as a group may do so by writing to Chairman, Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, South Carolina 29405. The Corporate Secretary of the Company will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater-than-ten percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no such filings were required, the Company believes that during the period from January 2, 2005 through December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with, other than the following late filings: one late Form 3 filing by Jay Cheng.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•  the integrity of the Company’s financial statements;

•  the Company’s compliance with legal and regulatory requirements;

•       the qualifications and independence of the Company’s independent auditors; and

•       the performance of the Company’s internal audit function and the independent auditors.

In carrying out these responsibilities, the Audit Committee, among other things:

•       oversees the preparation of quarterly and annual financial reports by the Company’s management;

•       supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services and approving all non-audit services;

•       evaluates and confirms the independence of the independent auditors; and

•       oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Business Principles and applicable laws and regulations.

The Audit Committee met twelve times during fiscal 2005. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, at least annually, separate executive sessions with the Company’s management, internal auditors and the independent auditors.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2005, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. The Audit Committee has discussed with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP and Grant Thornton LLP matters relating to each of their independence, including a review of audit and non-audit fees and the written disclosures and letters from each of Ernst & Young LLP and Grant Thornton LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal control system and its progress in complying with Section 404 of the Sarbanes-Oxley Act.

Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Submitted by the Audit Committee
of the Board of Directors
James A. Ovenden, Chairman
William B. Hewitt
Eugene Linden

Independent Public Accountants

Dismissal of Independent Registered Public Accountants.   The Company has dismissed Ernst & Young LLP, effective October 4, 2005, as its independent registered public accountants.  The decision to dismiss Ernst & Young LLP was made by the Audit Committee in accordance with its Charter.

Neither of the audit reports of Ernst & Young LLP on the Company’s consolidated financial statements for the fiscal years ended January 3, 2004 and January 1, 2005, respectively, contained an adverse opinion or disclaimer of opinion, nor were they otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 3, 2004 and January 1, 2005, and through October 4, 2005, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years. During the same periods, there were no reportable events, as defined in Item 304(a)(1)(v) of SEC Regulation S-K (“Regulation S-K”).

Engagement of New Independent Registered Public Accountants.   Effective October 10, 2005, the Company engaged Grant Thornton LLP as its new independent registered public accountants and, accordingly, Grant Thornton LLP audited the Company’s consolidated financial statements for the fiscal year ending December 31, 2005. The decision to engage Grant Thornton LLP was made by the Audit Committee in accordance with its Charter. Representatives of Grant Thornton LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

During the fiscal years ended January 3, 2004 and January 1, 2005, and through October 10, 2005, the Company did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Grant Thornton LLP and Ernst & Young LLP

	Grant Thornton LLP	Ernst & Young LLP
	2005	2005	2004
Audit Fees(1)	$866,555	$1,226,171	$1,835,606
Audit-Related Fees(2)	0	30,243	0
Tax Fees(3)	0	486,651	521,146
All Other Fees(4)	0	3,758	42,482

(1)          These fees are related to professional services rendered for the audit of the Company’s annual financial statements and reviews of the Company’s unaudited quarterly financial statements.

(2)          These fees are related to assurance and related professional services rendered that are reasonably related to the performance of the services described above under the heading “Audit Fees.”  These fees include services rendered for the audit of the Company’s employee benefit plans.

(3)          These fees are related to professional services rendered for tax compliance, tax advice and tax planning.

(4)          These fees are related to services rendered, other than for the services described under the headings “Audit Fees,”  “Audit-Related Fees” and “Tax Fees” above. The 2005 fees relate primarily to advice regarding a foreign leasing transaction.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP and Grant Thornton LLP was compatible with the maintenance of the independence of those firms in the conduct of their respective auditing functions. The Audit Committee’s Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following information with respect to the outstanding shares of voting securities of the Company beneficially owned by each director and nominee for director of the Company, the chief executive officer and the other most highly compensated executive officers, all beneficial owners of more than five percent of each class of Common Stock known to the Company and the directors and executive officers as a group is furnished as of March 31, 2006, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Class A Common Stock	MatlinPatterson Global Opportunities Partners, L.P. 520 Madison Avenue New York, New York 10022	13,596,921	(3)	71.0
	Ramon Betolaza 520 Madison Avenue New York, New York 10022	13,596,921	(4)	71.0
	Lap Wai Chan 520 Madison Avenue New York, New York 10022	13,596,921	(4)	71.0
	Michael Watzky 520 Madison Avenue New York, New York 10022	13,596,921	(4)	71.0
	Rolf J. Altdorf	—		*
	Pedro A. Arias	6,635		*
	Fernando Espinosa	19,300		*
	Michael W. Hale	18,300		*
	William B. Hewitt	6,635		*
	Eugene Linden	6,635		*
	Willis C. Moore III	33,800		*
	James A. Ovenden	7,635		*
	James L. Schaeffer	66,470		*
	Charles E. Volpe	—		*
	All directors and executive officers as a group (22 Persons)	13,814,031		72.1
Class B Common Stock	Rolf J. Altdorf	65		*
	Pedro A. Arias	—		*
	Ramon Betolaza	—		*
	Lap Wai Chan	—		*
	Fernando Espinosa	—		*
	Michael W. Hale	—		*
	William B. Hewitt	—		*
	Eugene Linden	—		*
	Willis C. Moore III	—		*
	James A. Ovenden	—		*
	James L. Schaeffer	—		*
	Charles E. Volpe	—		*

	Michael Watzky	—	*
	All directors and executive officers as a group (22 Persons)	65	*
Class C Common Stock	PGI Special Purpose Holdings, LLC	24,319	100
	Rolf J. Altdorf	—	*
	Pedro A. Arias	—	*
	Ramon Betolaza	—	*
	Lap Wai Chan	—	*
	Fernando Espinosa	—	*
	Michael W. Hale	—	*
	William B. Hewitt	—	*
	Eugene Linden	—	*
	Willis C. Moore III	—	*
	James A. Ovenden	—	*
	James L. Schaeffer	—	*
	Charles E. Volpe	—	*
	Michael Watzky	—	*
	All directors and executive officers as a group (22 Persons)	—	*

*                    Percentages less than one percent are denoted by an asterisk.

(1)          Unless otherwise indicated, the address for the beneficial owners included in the table is:
c/o Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, SC 29405.

(2)          Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. There were no shares of Common Stock subject to options exercisable within 60 days of March 31, 2006.

(3)          Includes 9,968,811 shares of Class A Common Stock held by MatlinPatterson Global Opportunities Partners L.P. This information is based solely on a Form 13D/A filed by MatlinPatterson Global Opportunities Partners L.P. and certain of its affiliates on September 21, 2005. MatlinPatterson Global Opportunities Partners, L.P. is a party to a Shareholders Agreement, dated as of March 5, 2003 (as amended, the “Shareholders Agreement”), providing for certain voting agreements regarding election of directors. MatlinPatterson Global Opportunities Partners, L.P. disclaims beneficial ownership of shares of Common Stock owned by the other parties to the Shareholders Agreement.

(4)          Mr. Chan is a Managing Partner, and Mr. Betolaza and Mr. Watzky are each a Partner, of MatlinPatterson Global Advisers LLC and may be deemed to beneficially own the shares owned by MatlinPatterson Global Advisers LLC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table specifies the components of the compensation packages of the Company’s chief executive officer and the four other most highly compensated executive officers (collectively, the “Named Executives”) for the fiscal years ended December 31, 2005, January 1, 2005 and January 3, 2004. The Company does not maintain any long-term compensation plans other than the 2003 Stock Option Plan and the 2005 Stock Option Plan. No grants have been made under the 2005 Stock Option Plan.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options(#)	Restricted Stock Awards	All Other Compensation ($)(4)
James L. Schaeffer	2005	575,385	590,127	8,864	45,000	—	10,500
Chief Executive Officer	2004	500,000	500,127	4,372	—	—	10,222
	2003	499,816	275,064	203,188	75,000	—	19,965
Willis C. Moore III(3)	2005	288,496	250,127	—	20,000	—	10,500
Chief Financial Officer	2004	252,317	195,127	—	—	—	8,145
	2003	48,077	20,000	—	40,000	—	—
Fernando Espinosa	2005	257,477	232,000	—	15,000	—	—
Vice President and	2004	209,453	200,000	—	—	—	—
General Manager of	2003	186,792	90,000	66,666	15,000	—	—
Latin America
Rolf J. Altdorf	2005	347,698	119,355	—	5,000	—	60,184
Vice President and	2004	334,962	136,215	—	—	—	60,733
Managing Director of	2003	304,525	93,342	69,915	15,000	—	128,924
Europe
Michael W. Hale	2005	240,445	220,127	—	12,500	—	9,464
Vice President & General	2004	210,532	180,127	—	—	—	5,568
Manager, U.S. Nonwovens	2003	183,292	90,064	66,667	15,000	—	8,215

(1)          Amounts listed under “Bonus” for each year reflect the sum of amounts earned during such year, whether paid in that year or the next year.

(2)          The amounts in this column cover:  for Mr. Schaeffer, amounts listed under “Other Annual Compensation” for all years include the value of personal use of a leased vehicle equal to $4,334 for 2005, $3,652 for 2004 and $2,468 for 2003 (Total Annual Lease value in each year—$11,250), and life insurance premiums of $4,530, $720 and $720 in years 2005, 2004, and 2003 respectively. Amounts listed under “Other Annual Compensation” for 2003 represent retention bonuses paid as part of the Company’s Key Employee Retention Plan approved in connection with the Company’s Chapter 11 bankruptcy proceedings.

(3)          Mr. Moore was appointed as the Company’s Chief Financial Officer on October 27, 2003.

(4)          The following table identifies and quantifies the amount of All Other Compensation for each Named Executive:

Name	Fiscal Year	Money Purchase Pension Plan($)	401(k) Company Contribution($)	401(h) Company Contribution($)	Retirement Annuity($)
James L. Schaeffer	2005	—	10,500	—	—
	2004	—	10,222	—	—
	2003	5,227	12,995	1,743	—
Willis C. Moore III	2005	—	10,500	—	—
	2004	—	8,145	—	—
	2003	—	—	—	—
Fernando Espinosa	2005	—	—	—	—
	2004	—	—	—	—
	2003	—	—	—	—
Rolf J. Altdorf	2005	—	—	—	60,184
	2004	—	—	—	60,733
	2003	—	—	—	128,924
Michael W. Hale	2005	—	9,464	—	—
	2004	—	5,568	—	—
	2003	—	8,215	—	—

The amounts included under the column entitled “Money Purchase Pension Plan” are amounts paid by the Company into a trust fund which provides retirement benefits and, under certain circumstances, death or disability benefits or benefits upon termination of employment.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted during the fiscal year ended December 31, 2005 to the Named Executives.

Individual Grants (1)(2)
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise of Base Price	Market Price on Date of Grant	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name	Granted (#)	Year	($/Sh)	($/Sh)	Date	0% ($)	5% ($)	10% ($)
James L. Schaeffer	45,000	41.9	6.00	22.78	4/25/2010	755,100	806,355	857,610
Willis C. Moore	20,000	18.6	6.00	22.78	4/25/2010	335,600	358,380	381,160
Fernando Espinosa	15,000	14	6.00	22.78	4/25/2010	251,700	268,785	285,870
Rolf J. Altdorf	5,000	4.7	6.00	22.78	4/25/2010	83,900	89,595	95,290
Michael W. Hale	12,500	11.6	6.00	22.78	4/25/2010	209,750	223,988	238,225

(1)          These options were granted on April 25, 2005 under the 2003 Stock Option Plan to acquire shares of Class A Common Stock.

(2)          These options will vest in four equal annual installments, subject to achievement of service and performance measures, beginning on December 31, 2005, subject to earlier vesting upon a change of control.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the value of unexercised stock options held by the Named Executives as of December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised At FY-End ($) Exercisable/Unexercisable
James L. Schaeffer	—	—	0/120,000	0/2,158,800
Willis C. Moore III	—	—	0/60,000	0/1,079,400
Rolf J. Altdorf	—	—	0/20,000	0/359,800
Fernando Espinosa	—	—	0/30,000	0/539,700
Michael W. Hale	—	—	0/27,500	0/494,725

Employment and Management Agreements

Employment Agreement with James L. Schaeffer.   On March 24, 2006, the Company entered into an Employment Agreement with James L. Schaeffer (the “CEO Agreement”) pursuant to which Mr. Schaeffer will serve as the Chief Executive Officer of the Company. The term of the CEO Agreement is from April 1, 2006 until March 31, 2009, unless terminated earlier in accordance with the provisions thereof, and may be renewed by mutual agreement of the Company and Mr. Schaeffer.

Mr. Schaeffer’s annual base salary will be $650,000, effective April 1, 2006, or such higher rate as the Board may determine from time to time. Mr. Schaeffer will be eligible to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible. Mr. Schaeffer will also be entitled to health insurance and disability insurance coverage in amounts to be reasonably determined by the Board, term life insurance in an amount equal to two times Mr. Schaeffer’s base salary and the use of an automobile. The Board, in its discretion, may award Mr. Schaeffer a bonus following the end of each fiscal year based on his performance and the Company’s operating results during such year. The minimum bonus opportunity for which Mr. Schaeffer is eligible is not less than 50% of his base salary and will be payable upon achievement of certain performance target levels established by the Board for Mr. Schaeffer and other senior executive officers of the Company. Mr. Schaeffer is also eligible for specific bonuses as may be determined by the Board from time to time relating to extraordinary corporate events.

The CEO Agreement will terminate prior to March 31, 2009 (i) immediately upon Mr. Schaeffer’s resignation (with or without “good reason” (as defined in the CEO Agreement)), death or disability and (ii) upon notice of such termination by the Company at any time prior to such date with or without “cause” (as defined in the CEO Agreement). Upon any termination by the Company of Mr. Schaeffer’s employment without “cause” or upon Mr. Schaeffer’s resignation with “good reason” during the term of the CEO Agreement, Mr. Schaeffer will be entitled to receive special severance payments upon specified conditions in the CEO Agreement. Such conditions include, among others, that Mr. Schaeffer sign and execute a General Release substantially in form and substance attached to the CEO Agreement and that Mr. Schaeffer not have breached certain provisions of the CEO Agreement. The amount of such special severance payments is equal to (i) Mr. Schaeffer’s base salary, as in effect immediately prior to the date of his termination, for the period equal to the 36 month anniversary of the date of termination and (ii) his target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by him during the fiscal year in which the termination date occurs divided by 365.

In the event that the CEO Agreement is terminated, the Company is obligated to provide, at the Company’s expense and for a period of 12 months following Mr. Schaeffer’s termination, the life,

disability, medical, dental and hospitalization benefits provided to Mr. Schaeffer and his dependants and beneficiaries immediately prior to the date of termination.

In the event that the CEO Agreement expires and is not renewed in accordance with its terms, is terminated by the Company for “cause” or is terminated upon Mr. Schaeffer’s resignation (other than termination for “good reason” (as defined in the CEO Agreement)), Mr. Schaeffer will be entitled to receive only his base salary through the date of termination or expiration and will not be entitled to receive any other salary, compensation or benefits from the Company or its subsidiaries, except as otherwise specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law.

The CEO Agreement also contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Schaeffer’s employment and for 12 months after any termination thereof. Except with respect to disputes or claims regarding the confidential information and intellectual property provisions of the CEO Agreement, Mr. Schaeffer and the Company have agreed to arbitrate all other claims arising under the CEO Agreement in accordance with prescribed arbitration procedures outlined in the CEO Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the CEO Agreement to be filed with the SEC.

Employment Agreement with Willis C. Moore, III.   On March 24, 2006, the Company entered into an Employment Agreement with Willis C. Moore, III (the “CFO Agreement”) pursuant to which Mr. Moore will serve as the Vice President and Chief Financial Officer of the Company. The term of the CFO Agreement is from April 1, 2006 until March 31, 2009, unless terminated earlier in accordance with the provisions thereof, and may be renewed by mutual agreement of the Company and Mr. Moore.

Mr.  Moore’s annual base salary will be $325,000, effective April 1, 2006, or such higher rate as the Board may determine from time to time. Mr. Moore will be eligible to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible. Mr. Moore will also be entitled to health insurance and disability insurance coverage in amounts to be reasonably determined by the Board. The Board, in its discretion, may award Mr. Moore a bonus following the end of each fiscal year based on his performance and the Company’s operating results during such year. The minimum bonus opportunity for which Mr. Moore is eligible is not less than 35% of his base salary and will be payable upon achievement of certain performance target levels established by the Board for Mr. Moore and other senior executive officers of the Company. Mr. Moore is also eligible for specific bonuses as may be determined by the Board from time to time relating to extraordinary corporate events.

The CFO Agreement will terminate prior to March 31, 2009 (i) immediately upon Mr. Moore’s resignation (with or without “good reason” (as defined in the CFO Agreement)), death or disability and (ii) upon notice of such termination by the Company at any time prior to such date with or without “cause” (as defined in the CFO Agreement).

Upon any termination by the Company of Mr. Moore’s employment without “cause” or upon Mr. Moore’s resignation with “good reason” during the term of the CFO Agreement, Mr. Moore will be entitled to receive special severance payments upon specified conditions in the CFO Agreement. Such conditions include, among others, that Mr. Moore sign and execute a General Release substantially in form and substance attached to the CFO Agreement and Mr. Moore not have breached certain provisions of the CFO Agreement. The amount of such special severance payments is equal to (i) Mr. Moore’s base salary, as in effect immediately prior to the date of his termination, for the period equal to the 24 month anniversary of the date of termination and (ii) his target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by him during the fiscal year in which the termination date occurs divided by 365.

In the event that the CFO Agreement is terminated, the Company is obligated to provide, at the Company’s expense and for a period of 12 months following Mr. Moore’s termination, the life, disability, medical, dental and hospitalization benefits provided to Mr. Moore and his dependants and beneficiaries immediately prior to the date of termination.

In the event that the CFO Agreement expires and is not renewed in accordance with its terms, is terminated by the Company for “cause” or is terminated upon Mr. Moore’s resignation (other than termination for “good reason” (as defined in the CFO Agreement)), Mr. Moore will be entitled to receive only his base salary through the date of termination or expiration and will not be entitled to receive any other salary, compensation or benefits from the Company or its subsidiaries, except as otherwise specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law.

The CFO Agreement also contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Moore’s employment and for such time as Mr. Moore is receiving any severance payments from the Company, or 12 months after termination if Mr. Moore is not entitled to receive any severance payments under the CFO Agreement. Except with respect to disputes or claims regarding the confidential information and intellectual property provisions of the CFO Agreement, Mr. Moore and the Company have agreed to arbitrate all other claims arising under the CFO Agreement in accordance with prescribed arbitration procedures outlined in the CFO Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the CFO Agreement to be filed with the SEC.

Change in Control Severance Compensation Agreements.   the Company has entered into separate Change in Control Severance Compensation Agreements (each, an “Agreement”) with each of the following executive officers (each, an “Officer”): James L. Schaeffer, Willis C. Moore, III, Jay Cheng, Thomas Dort, Fernando Espinosa, Richard Ferencz, Mike Hale, Dennis Norman, Daniel Rikard, Bruce Rockenfield, James Snyder, William Spencer, and Dale Tyson. Each Agreement is effective as of March 24, 2006 and expires on December 31, 2007, subject to extension as described below. Each Agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for an Officer’s death, disability, attainment of retirement age, and performance-related matters. In the event of a Change in Control (as defined in the Agreement), each Agreement is automatically extended to the earlier of (i) one year from the date of the Change in Control, or (ii) the Officer’s death, disability, or retirement.

For purposes of the Agreements, a Change in Control is defined as the occurrence of certain specified events, including certain changes in voting control, changes in the composition of the Board, consummation of certain business combinations, liquidation or a sale of substantially all of the assets of the Company.

If a Change in Control occurs during the term of the Agreement, then the Officer becomes entitled, upon the subsequent termination of his employment to receive Change in Control benefits unless the termination is (i) by the Officer other than for “good reason,” (ii) by the Company for “cause” or because of the Officer’s disability, or (iii) because of the Officer’s death or attainment of retirement age. Change in Control benefits include, among other things, the right to receive a lump sum payment of cash equal to either 12 or 24 times (depending on the individual Officer) the sum of the Officer’s (i) monthly base salary at the rate in effect at the time a notice of termination of employment is given plus (ii) the greater of (x) the Officer’s annual bonus earned for the most-recently completed fiscal year of the Company and (y) the Officer’s annual target bonus for the year that includes the date of termination (the “Severance Payment”). Change in Control benefits also include the acceleration of all unvested shares of restricted stock previously issued to the Officer under the 2005 Employee Restricted Stock Plan, continuation of life and medical insurance plans for the Officer for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred by the Officer as a result of termination and payment of reasonable costs of outplacement services. In the absence of a Change of Control, and subject to certain conditions, each Officer will receive only the Severance Payment.

As consideration for any benefits, each Officer is obligated to maintain the confidentiality of certain confidential business information, promptly disclose to the Company all intellectual property related to the Company that is generated by the Officer, and adhere to certain non-competition and non-solicitation obligations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Agreement to be filed with the SEC.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are Messrs. Hewitt, Linden and Arias. The Company executed an agreement for consulting services effective December 9, 2004 with William B. Hewitt. Mr. Hewitt has served as a director of PGI since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Pursuant to the consulting agreement, Mr. Hewitt provided the Company with a minimum of 104 days of consulting services a year. In consideration of Mr. Hewitt’s consulting services, the Company paid the following compensation: (i) $15,000 per month to a charity designated by Mr. Hewitt and (ii) $5,000 per month directly to Mr. Hewitt. In addition, the Company made a one-time issuance of 25,000 shares of Common Stock to Mr. Hewitt as of October 26, 2004, pursuant to the Company’s 2004 Restricted Stock Plan, which Mr. Hewitt donated to a charitable organization of his choice, as expressly permitted by the consulting agreement. The Company and Mr. Hewitt mutually agreed to terminate the consulting agreement effective December 31, 2005.

The Company currently has no Compensation Committee interlocks or insider participation relationships with the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Company. This Committee report documents the components of the Company’s executive officer compensation programs and describes the bases upon which compensation will be determined by the Committee with respect to the executive officers of the Company, including the Named Executives.

This Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy.   The Company endeavors to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions:

•       Pay levels of compensation that are necessary to attract and retain highly qualified executives.

•       Compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

•       Consider historical levels of executive compensation and the overall competitiveness of the market for high-quality executive talent.

•       Balance short-term and long-term compensation to complement the Company’s annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

•       Provide variable compensation opportunities based on the performance of the Company and align executive remuneration with the interests of stockholders through stock options and restricted stock programs.

Compensation Program Components.   The Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

Base Salary.   The Company’s base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary. Under the terms of his employment agreement, Mr. Schaeffer will receive a base salary of $650,000 effective April 1, 2006.

Annual Incentives.   Mr. Schaeffer earned an annual bonus of $590,127 for fiscal year 2005 for achieving performance objectives based primarily upon financial measures, specifically, company-defined EBITDA and working capital utilization. The Committee believes that providing annual incentive compensation to key employees of the Company, including the Named Executives, that directly links financial rewards to corporate performance and increases in stockholder value. It is for this reason that the Committee has recommended the implementation of the 2005 Employee Restricted Stock Plan.

Equity-Based Compensation.   The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to increase their ownership of the Company’s stock, the interests of stockholders and executives will be closely aligned. Therefore, the Committee recommended the implementation of the 2005 Employee Restricted Stock Plan for the Company’s key employees (including the Named Executives) that made them eligible to receive restricted stock grants.

Certain Tax Considerations.   Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executives to $1,000,000 in any given taxable year, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision. The Committee currently believes that it has structured the compensation plans for the Named Executives as necessary in order to maximize the Company’s corporate tax deduction without limiting the Company’s ability to attract and retain qualified executives.

Summary.   After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is focused on increasing value for stockholders and enhancing corporate performance. The Committee believes that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Committee.

Submitted by the Compensation
Committee of the Board of Directors

Eugene Linden, Chairman
Pedro A. Arias
William B. Hewitt

PERFORMANCE GRAPH

The following graph compares the Company’s cumulative total stockholder return since April 2, 2003 (the Company emerged from bankruptcy on March 5, 2003 and data regarding the Company’s stock price was not available until April 2, 2003) with the Russell 2000 Index and with selected companies that the Company believes are similar to the Company (the “Peer Group”). The Company’s Peer Group is comprised of the following companies: Intertape Polymer Group, Inc., Lydall Corporation, Millipore Corporation, Pall Corporation and Buckeye Technologies, Inc.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG POLYMER GROUP,
RUSSELL 2000 INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON APRIL 2, 2003, DIVIDENDS REINVESTED, AND FISCAL YEAR
ENDING DECEMBER 31.

	4/02/03	6/30/03	9/30/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05	12/31/05
POLYMER GROUP	100.00	50.00	46.25	62.50	112.50	109.17	95.83	158.33	199.58	213.75	212.50	199.92
PEER GROUP INDEX	100.00	113.97	115.48	131.96	132.30	138.45	137.73	155.98	157.64	135.78	129.32	139.84
RUSSELL 2000 INDEX	100.00	122.99	133.78	152.77	161.93	162.96	157.84	179.50	169.44	176.22	183.97	185.46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders Agreement

In connection with the Company’s emergence from bankruptcy on March 5, 2003, PGI, MatlinPatterson Global Opportunities Partners LP and certain other stockholders (collectively “Non-Matlin Global Partners Holders”) entered into a Shareholders Agreement, dated as of March 5, 2003 as amended on December 20, 2004 (the “Shareholders Agreement”). The terms of the Shareholders Agreement are described below.

Contractual Preemptive Rights.   The Shareholders Agreement grants contractual preemptive rights to each holder of the common stock issued: (a) pursuant to the Modified Plan; (b) upon the conversion of the Convertible Notes or exercise of the Warrants, (c) upon antidilution adjustments, or (d) upon stock splits, stock dividends or otherwise, in each case, in respect of the securities set forth in clauses (a), (b) and (c) above (collectively, the “Initial Common Stock”). Such contractual preemptive rights give each holder of Initial Common Stock the right to purchase up to its pro rata share of any shares of capital stock or options, warrants, conversion rights or other rights to acquire shares of capital stock proposed to be issued by us, subject to certain excluded issuances set forth in the Shareholders Agreement and summarized in the immediately following sentence. The contractual preemptive rights may be waived with the prior consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners. The contractual preemptive rights terminate if we experience a change of control or with the consent of our Board of Directors, including at least one Non-Matlin Global Partners Board Member, and MatlinPatterson Global Opportunities Partners.

Tag-Along Rights   MatlinPatterson Global Opportunities Partners has granted certain “tag-along” rights to each holder of Initial Common Stock.

Provisions Regarding Our Board of Directors   In accordance with the Plan, the Shareholders Agreement sets forth certain covenants of the parties thereto with respect to the composition of our Board of Directors and the voting of the shares held thereby with respect to the nomination, election and removal of directors. Pursuant to the Plan and the Shareholders Agreement, our Board of Directors is (a) fixed at nine members, each with one year terms, subject to the removal provisions of our By-Laws, and (b) composed of five directors designated by MatlinPatterson Global Opportunities Partners (together with any direct or indirect successors thereto designated by MatlinPatterson Global Opportunities Partners, the “MP Board Members”), two directors designated by the Non-Matlin Global Partners Holders (together with any direct or indirect successors thereto, the “Non-Matlin Global Partners Board Members”), and two directors designated by the Board so long as at least one Non-Matlin Global Partners Board Member votes in the affirmative for the nominee. The voting and appointing of members of the board of directors are subject to certain provisions of the Shareholders Agreement.

The Shareholders Agreement contains other provisions regarding, among other things, reporting obligations, registration rights, transferring rights granted by the Shareholders Agreement, third party beneficiaries and enforcement of certain provisions of the Shareholders Agreement thereby, specific performance, amendments, granting of equivalent rights to our additional stockholder, and termination of the requirements for approval of actions by Non-Matlin Global Partners Board Members once they are no longer required to have a seat on the board.

Other Transactions

On December 15, 2004, the Company executed an agreement for consulting services effective December 9, 2004 with William B. Hewitt. Mr. Hewitt has served as a director of PGI since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003. Pursuant to the consulting agreement, Mr. Hewitt provided the Company with a minimum of 104 days of consulting services a year. In consideration of Mr. Hewitt’s consulting services, the Company paid the following compensation: (i) $15,000 per month to a charity designated by Mr. Hewitt and (ii) $5,000 per month directly to Mr. Hewitt. In addition, the Company made a one-time issuance of 25,000 shares of Common Stock to Mr. Hewitt as of October 26, 2004, pursuant to the Company’s 2004 Restricted Stock Plan, which Mr. Hewitt donated to a charitable organization of his choice, as expressly permitted by the consulting agreement. The Company and Mr. Hewitt mutually agreed to terminate the consulting agreement effective December 31, 2005.

SOLICITATION AND EXPENSES OF SOLICITATION

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

STOCKHOLDER PROPOSALS FOR OUR 2007 ANNUAL MEETING

Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the annual meeting of stockholders in 2007 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, proposals of stockholders intended to be presented at the annual meeting in 2007 must be received by the Secretary of the Company no later than December 22, 2006 and will be considered untimely if received after such date. Proposals submitted outside the procedures prescribed in SEC Rule 14a-8, will be considered untimely if not delivered or mailed and received at the Company’s principal executive offices prior to the date of the annual meeting of stockholders. Proposals should be sent to Corporate Secretary, Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, South Carolina 29405.

ADDITIONAL INFORMATION

The  Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, including the financial statements and the schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Dennis Norman, Vice President—Strategic Planning and Communications, Polymer Group, Inc., 4055 Faber Place Drive, Suite 201, North Charleston, South Carolina 29405. Additional information, including a copy of the Company’s Annual Report on Form 10-K, may be obtained by visiting the Company’s website at www.polymergroupinc.com. A list of stockholders entitled to vote on matters at the Annual Meeting will be available for inspection at the Company’s headquarters beginning on May 13, 2006.

Please complete the enclosed proxy and mail it in the postage-paid envelope provided as soon as possible.

ANNEX I

POLYMER GROUP, INC.
2005 EMPLOYEE RESTRICTED STOCK PLAN

1.    Purpose.   This plan shall be known as the Polymer Group, Inc. 2005 Employee Restricted Stock Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Polymer Group, Inc. (the “Company”) and its Subsidiaries by providing certain employees of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company. Only grants of restricted stock may be made under the Plan.

2.    Definitions.

(a)  “Board of Directors” and “Board” mean the board of directors of the Company.

(b) “Cause” means the occurrence of one or more of the following events:

(i)          Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)        A breach of Executive’s duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries; or

(iii)       The commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries; or

(iv)        Reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm; or

(v)         Any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries

(c)  “Change in Control” means the occurrence of one of the following events:

(i)          if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than (A) an acquisition by an Exempt Person or (B) an acquisition by a “group” or “person” that contains or has as an owner, as the case may be, an Exempt Person that is the “beneficial owner”, directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of such “group’s” or “person’s”, as the case may be, then outstanding voting securities or other equity or equity-like interests; or

(ii)        during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)       the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent

(either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board), or (C) other than a merger or consolidation by or with any “person” that has as an owner an Exempt Person that is the “beneficial owner”, directly or indirectly, of securities or other equity or equity-like interests representing 20% or more of the combined voting power of the Company’s or such surviving entity’s then outstanding voting securities or other equity or equity-like interests ; or

(iv)        the consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means the Compensation Committee of the Board, as constituted from time to time.

(f)  “Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g)  “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)  “Exempt Person” means (i) MatlinPatterson Global Opportunities Fund L.P., MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., Matlin Patterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Opportunities Partners(Bermuda), L.P., MatlinPatterson Global Partners LLC and any of their respective affiliated entities, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(j)   “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.

(k) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.    Administration   The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (ii) certify that the conditions and restrictions applicable to any grant have been met, (iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder, and (iv) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the

Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company.

4.    Shares Available for the Plan.

Subject to adjustments as provided in Section 10, an aggregate of 482,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan; provided, that approval from the Board, in addition to the approval from the Committee, will be required to approve any grants under the Plan that would cause the total number of Shares outstanding to exceed 384,000 Shares. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the taxes payable with respect to the grant or vesting of such award, then such forfeited, tendered, or withheld Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 11 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new shares of restricted stock containing terms more (or less) favorable than any outstanding restricted shares.

5.    Participation.

Participation in the Plan shall be limited to the employees of the Company and its Subsidiaries. Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of, or in the performance of services for, the Company or shall interfere in any way with the right of the Company to terminate the employment or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant to such participant in that year or subsequent years.

6.    Restricted Stock.   The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 6), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefore. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, immediately prior to the consummation of a Change in Control, or at such time as a participant ceases to be an employee of the Company and its Subsidiaries due to death or Disability during any period of restriction, all restrictions on Shares granted to such participant shall lapse.

7.    Withholding Taxes.

(a)  Participant Election.   Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares granted) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the grant or vesting of an award. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be tendered or withheld will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

(b) Company Requirement.   The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 7(a) or this Section 7(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any delivery of Shares under the Plan.

8.    Transferability.

Unless the Committee determines otherwise, no Shares granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution prior to the date the restrictions on the Shares lapse, or, subject to the provision of Section 5 of the form of grant, to any family members by a qualified domestic relations order as defined by the Code.

9.    Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares is necessary or desirable as a condition of, or in connection with, the issue of Shares hereunder, no such Shares may be granted, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

10. Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other fundamental change in the corporate structure or Shares of the Company, the Shares under the Plan shall be automatically adjusted in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4) in the same manner in which Shares not subject to this Plan are adjusted. Notwithstanding the foregoing, nothing in this Section 10 is intended to result in any adjustment merely to reflect an additional issuance of shares of Common Stock, absent other circumstances as described in the immediately preceding sentence or unless such an adjustment is approved by the Committee in its discretion. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

11. Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto or by any listing requirement of the principal stock exchange on which the Common Stock is then listed. No amendment of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Shares theretofore granted under the Plan.

12. Commencement Date; Termination Date.

The date of commencement of the Plan shall be December 1, 2005, subject to approval by the stockholders of the Company.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan on an earlier date, the Plan shall terminate at the close of business on November 30, 2015. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Shares theretofore granted under the Plan.

13. Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

14. Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

ANNEX II

POLYMER GROUP, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and the independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of three or more non-employee members of the Board. All Audit Committee members shall be financially literate, and at least one member shall be a “financial expert,” as defined by SEC regulations.

Although not currently required to meet the independence requirements of stock exchange listing standards, the Board aspires for all members of the Audit Committee to be as independent as possible.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operation

The Board of Directors shall designate one member of the Audit Committee as its Chairperson. In an event of a tie vote on any issue, the Chairperson’s vote shall decide the issue. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Meetings will be held at the convenience of the members, but, preferably, in advance of meetings of the Board of Directors. Minutes of each meeting shall be kept.

Committee Authority and Responsibilities

While the Audit Committee has the responsibilities and powers set forth in this charter, the function of the Audit Committee is oversight. It is the duty of management, not the Audit Committee, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, and to determine the effectiveness of internal controls over financial reporting. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Audit Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagements and the fees and terms thereof and all non-audit engagements with the independent auditors, subject to de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may consult with management but shall not delegate these responsibilities to management. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

The Audit Committee may delegate the authority to approve audit and permitted non-audit engagements with the independent auditors to a member of the Audit Committee. If any such authority is delegated, any decisions to pre-approve any activity shall be presented to the full Audit Committee at its next meeting.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least annually. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or with financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board with respect to its activities, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee shall produce and provide to the Board of Directors an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board of Directors any improvements to the Audit Committee’s Charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the Chairperson of the Audit Committee or any other member of the Audit Committee designated by the Committee to make this report.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.    Review and discuss with management and the independent auditor the annual audited financial statements, including specific disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.    Review and discuss with management and the independent auditor the Company’s Form 10-Q, including the quarterly financial statements, prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

3.    Review and discuss with management and the independent auditor (a) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods on the financial statements, and (b) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.    Review and discuss quarterly reports from the independent auditors on:

(a)         All critical accounting policies and practices to be used.

(b)         All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

5.    Discuss with management the Company’s earnings press releases, prior to their issuance, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)         The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(b)         The management letter provided by the independent auditor and the Company’s response to that letter, as well as other material written communications between the independent auditor and management, such as any schedule of unadjusted differences.

(c)         Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.    Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10. Review the experience and qualifications of the senior members of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, including the Public Company Accounting Oversight Board, within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) the fees billed in each of the last two fiscal years for each reportable category of services rendered, and (e) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including reviewing and evaluating the lead audit partner of the independent auditor and considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

12. Ensure the rotation of the audit partners of the independent auditor as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16. Review the appointment and replacement of the senior internal auditing executive.

17. Review the significant reports to management prepared by the internal auditing department and management’s responses.

18. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19. As applicable, receive from the independent auditor any required reports related to Section 10A(b) and Rule 13b2-2(b) under the Exchange Act.

20. Receive reports from management, including the Company’s senior internal auditing executive, concerning the Company’s and its subsidiaries’ and foreign affiliated entities’ conformity with the Company’s Code of Business Conduct and Business Principles and applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Business Principles and applicable laws and regulations.

21. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, or certain other corporate governance matters related to concerns raised about the Company’s legal affairs, environmental issues or human resource practices. Employees will be provided a confidential, anonymous system for raising such concerns with the Audit Committee, and when appropriate, such complaints will be reviewed with the Board of Directors.

22. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

23. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

0

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

POLYMER GROUP, INC.

4055 FABER PLACE DRIVE, SUITE 201

NORTH CHARLESTON, SOUTH CAROLINA 29405

2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints WILLIS C. MOORE III and DANIEL L. RIKARD (collectively, the “Proxies”), and each of them, proxies, with full power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the stock of Polymer Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held May 23, 2006 and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, with respect to the following:

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

POLYMER GROUP, INC.

May 23, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:					FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To approve the Polymer Group, Inc. 2005 Employee
☐	FOR ALL NOMINEES	NOMINEES:	Restricted Stock Plan.
Pedro A. Arias
Ramon Betolaza

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2006 Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed will be voted in the manner directed herein by the undersigned. If signed and no direction is given for any item, this proxy will be voted FOR the slate of directors described herein, FOR the approval of the Polymer Group, Inc. 2005 Employee Restricted Stock Plan and, with respect to any other business as may properly be brought before the Annual Meeting and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters. Please return your executed form as soon as possible in the envelope provided to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

☐	withhold authority for all nominees	Michael Watzky
Lap Wai Chan
William B. Hewitt
☐	for all except (See instructions below)	Eugene Linden
James A. Ovenden
James L. Schaeffer
Charles E. Volpe

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.